    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 2000.
                                                     Registration No. 333-38560

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  -------------

                          HOMESEEKERS.COM, INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)


          NEVADA                                                87-0397464
        ----------                                            --------------
  (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                          Identification No.)

                          6490 South McCarran Boulevard
                                   Suite D-28
                               Reno, Nevada 89509
                                 (775) 827-6886
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                             GREGORY L. COSTLEY, CEO
                          HOMESEEKERS.COM, INCORPORATED
                    6490 SOUTH MCCARRAN BOULEVARD, SUITE D-28
                               RENO, NEVADA 89509
                                 (775) 827-6886
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                                   COPIES TO:
                             TIMOTHY J. MELTON, ESQ.
                           JONES, DAY, REAVIS & POGUE
                              77 WEST WACKER DRIVE
                          CHICAGO, ILLINOIS 60601-1692
                                 (312) 782-3939

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time as determined by market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ Registration No. 333-38560

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
                                    Amount To          Proposed Maximum         Proposed Maximum
    Title of Each Class of        Be Registered         Offering Price              Aggregate                Amount of
 Securities To Be Registered          (1)(2)             Per Share (3)           Offering Price          Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001



-------------------------------------------------------------------------------------------------------------------------
per share                                  347,639             $2.375                   $825,642.63              $217.97
-------------------------------------------------------------------------------------------------------------------------

(1) The shares of common stock being registered hereunder are being registered for resale by the selling shareholders named in the prospectus and consist of an aggregate of 347,639 shares of outstanding common stock the selling shareholders own outright.
(2) Does not include an aggregate of 3,178,210 shares of common stock registered by HomeSeekers.com, Incorporated on its registration statement on Form S-3 (Registration No. 333-38560) to which this registration statement relates.
(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low prices on the Nasdaq SmallCapMarket on August 17, 2000.

                              EXPLANATORY NOTE AND
               INCORPORATION BY REFERENCE OF SELECTED INFORMATION

         This registration statement is filed by HomeSeekers.com, Incorporated with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933. The contents of our registration statement on Form S-3 (Registration No. 333-38560) filed with the Securities and Exchange Commission on June 5, 1999, relating to the offering of 3,178,210 shares of common stock by selling shareholders are hereby incorporated herein by reference. This registration statement is filed solely for the purpose of registering an additional 347,639 shares of our common stock.

         We hereby certify to the Securities and Exchange Commission that:

         - we have instructed our bank to pay the Securities and Exchange Commission the filing fee set forth on the cover page of this registration statement by a wire transfer of that amount to the account of the Securities and Exchange Commission at Mellon Bank as soon as practicable (but no later than the close of business on August 21, 2000);

         -        we will not revoke those instructions;

         - we have sufficient funds in the relevant account to cover the amount of the filing fee; and

         - we will confirm receipt of the instructions by our bank during the bank's regular hours of business no later than August 21, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on the 21st day of August, 2000.


                                   HOMESEEKERS.COM, INCORPORATED



                                   By: /s/ Gregory L. Costley
                                      -----------------------------------------
                                   Gregory L. Costley, Chairman and Chief
                                   Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                     TITLE                            DATE
                    ---------                     -----                            ----
/s/GREGORY L. COSTLEY                Chairman of the Board and Chief         August 21, 2000
-----------------------------               Executive Officer
Gregory L. Costley                   (Principal Executive Officer and
                                       Principal Financial Officer)

                  *                 President, Chief Operating Officer       August 21, 2000
-----------------------------                  and Director
John Giaimo

                  *                    Vice Chairman of the Board,           August 21, 2000
-----------------------------     Executive Vice President and Director
Doug Swanson

                  *               Chief Technology Officer and Director      August 21, 2000
-----------------------------
Greg Johnson

                  *                              Director                    August 21, 2000
-----------------------------
Bradley N. Rotter

                  *                              Director                    August 21, 2000
-----------------------------
David Holmes

* The undersigned, by signing his name hereto, does hereby sign and execute this post-effective amendment to registration statement pursuant to a power of attorney executed by the above-named officers and directors of the registrant that has been filed with the Securities and Exchange Commission on behalf of such officers and directors.


/s/ Gregory L. Costley                                                       August 21, 2000
------------------------------------
Gregory L. Costley, Attorney-in-Fact

                                  EXHIBIT INDEX

       Exhibit
       Number     Description
       ------     -----------
         5.1      Opinion of Jenkins & Carter regarding the validity of the
                  Securities

         23.1     Consent of Albright, Persing & Associates, Limited

         23.2     Consent of Jenkins & Carter (included in Exhibit 5.1)

         24.1     Powers of Attorney*

* Previously filed.